EX‑35.7

(logo) PNC REAL ESTATE	MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, Steven W. Smith, as Executive Vice P resident of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the d ate here of, solely in his capacity as an officer and not in his individual capacity, as follows:

1.   A review of the Servicer’s activities during the calendar year 2014 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and

2.   To the best of the undersigned officer’s know l e d g e, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated: March 1, 2015

PNC Bank, National Association

d/b/a Midland Loan Services

/s/ Steven W. Smith

Steven W. Smith

Executive Vice P resident

Member of The PNC Financial Services Group

10851 Mastin Boulevard  Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland

Schedule I

Deutsche Mortgage & Asset Receiving Corp.

Recipient Role	Deal Name	Series Number	Midland Role
Depositor	CD 2006 ‐ CD2 Commercial Mortgage Trust	Series 2006 ‐ CD2	Master Servicer
Depositor	CD 2006 ‐ CD3 Commercial Mortgage Trust	Series 2006-CD3	Primary Servicer
ShopKo Portfolio whole loan only
Depositor	Deutsche Mortgage & Asset Receiving Corp.	Invitation Homes 2014-SFR1	Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	Invitation Homes 2013-SFR1	Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	DBUBS 2011-LC3	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	DBUBS 2011-LC1	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-UBS6	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-UBS4	Master and Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-UBS3
Master & Special Servicer of the Bronx Terminal Market loan under the COMM 2014 ‐ CCRE17 PSA.
Special Servicer on the State Farm loan serviced under the COMM 2014 ‐ UBS4 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-TWC	Master Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-LC17	Special Servicer
Special Servicer of Myrtle Beach Marriott Resort & Spa under COMM 2014 ‐ UBS6 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-CCRE21	Master Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-CCRE20	Master and Special Servicer
Master Servicer of the Beverly Connection loan under GSM 2014 ‐ GS24 PSA.
Special Servicer of the Myrtle Beach Marriott Resort & Spa under COMM 2014 ‐ UBS6 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-CCRE19	Master and Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-CCRE18
Master & Special Servicer of the Bronx Terminal Market loan under the COMM 2014 ‐ CCRE17 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-CCRE17	Master and Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-CCRE16
Master & Special Servicer of the 25 Broadway loan under the COMM 2014 ‐ CCRE17 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-CCRE15	Master and Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-LC6	Master Servicer
Master and Special Servicer of the Harmon Corner loan under the COMM 2012 ‐ CCRE5 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-LC13	Master Servicer
Special Servicer of the 15 MetroTech Center loan under the MSBAM 2013 ‐ C12 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE9	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE8	Master and Special Servicer
Master Servicer of the Moffett Towers Phase II loan under the COMM 2013 ‐ CCRE7 PSA
Special Servicer of the Paramount Building loan under the COMM 2013 ‐ CCRE9 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE7	Master Servicer
Master Servicer of the Moffett Towers loan under the COMM 2013 ‐ LC6 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE6
Master Servicer of the Moffett Towers loan and the 540 West Madison loan under the COMM 2013 ‐ LC6 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE12	Primary Servicer
Master Servicer of the Oglethorpe Mall loan under the COMM 2013 ‐ CCRE11 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE11	Master Servicer
Primary Servicer of the Miracle Mile loan under the COMM 2013 ‐ CCRE12 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2012-FL2	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2012-CCRE5	Master and Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2012-CCRE4
Special Servicer of the Emerald Square Mall loan under the COMM 2012 ‐ CCRE PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2012-CCRE3	Special Servicer
Special Servicer of the Crossgates Mall loan under the COMM 2012 ‐ CCRE2 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2012-CCRE2	Special Servicer
Special Servicer on the 260 and 261 Madison Avenue loan under the COMM 2012 ‐ CCRE3 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2012-CCRE1	Special Servicer
Special Servicer of the Crossgates Mall loan under the COMM 2012 ‐ CCRE2 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2011-FL1	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2010-1	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2006-C8	Master Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2006-C7	Master Servicer